Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Registration Statement on Form S-4 (File No. 333-256121) (the “Registration Statement”). Unless the context otherwise requires, the “Company” or “New Ginkgo” refers to Ginkgo Bioworks Holdings, Inc. after the Closing, “SRNG” refers to Soaring Eagle Acquisition Corp. prior to the Closing, and “Legacy Ginkgo” refers to Ginkgo Bioworks, Inc. prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of SRNG and Legacy Ginkgo adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

SRNG is a blank check company incorporated as a Cayman Islands exempted company on October 22, 2020. In February 2021 SRNG effectuated a change in the name of the entity from Spinning Eagle Acquisition Corp to Soaring Eagle Acquisition Corp. SRNG was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The registration statement for SRNG’s public offering was declared effective on February 23, 2021. On February 26, 2021, SRNG consummated the public offering. SRNG has public warrants and private placement warrants outstanding. Public warrants may only be exercised for a whole number of shares. The public warrants will become exercisable 30 days after the completion of a Business Combination. The public warrants will expire five years from the completion of a Business Combination, or earlier upon redemption or liquidation. The private placement warrants are identical to the public warrants, except that (x) the private placement warrants and the Class A ordinary shares issuable upon the exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the private placement warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants will be entitled to registration rights. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants. Refer to SRNG’s audited consolidated financial statements and unaudited interim consolidated financial statements included elsewhere or incorporated by reference in this Current Report on Form 8-K for further details on the terms of the public warrants and private placement warrants.

Legacy Ginkgo designs custom programming cells to enable customers to leverage biology to create impactful products across a range of industries.

On September 14, 2021, the Business Combination was approved in a SRNG shareholder vote and closed September 16, 2021.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheets of SRNG and Legacy Ginkgo, on a pro forma basis as if the Business Combination, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 combine the historical statements of operations of SRNG and Legacy Ginkgo for such periods, on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the reverse recapitalization between SRNG and Legacy Ginkgo; and

•	the issuance and sale of 76,000,000 shares of SRNG Class A common stock at a purchase price of $10.00 per share and an aggregate purchase price of $760.0 million pursuant to the Private Placement.

This information should be read together with SRNG’s and Legacy Ginkgo’s audited consolidated financial statements and unaudited interim condensed consolidated financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRNG,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ginkgo” and other financial information included elsewhere or incorporated by reference in this Current Report on Form 8-K.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, SRNG will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Ginkgo issuing stock for the net assets of SRNG, accompanied by a recapitalization. The net assets of SRNG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Ginkgo. Legacy Ginkgo has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Ginkgo’s existing stockholders will have the largest voting interest in New Ginkgo;

•	Legacy Ginkgo’s former executive management will make up all of the management of New Ginkgo;

•

Legacy Ginkgo’s existing directors and individuals designated by, or representing, Legacy Ginkgo stockholders will constitute a majority of the initial New Ginkgo Board following the consummation of the Business Combination;

•	New Ginkgo assumed the name “Ginkgo Bioworks Holdings, Inc.”; and

•	Legacy Ginkgo is the larger entity based on revenue. Additionally, Legacy Ginkgo has a larger employee base and substantive operations.

Description of the Business Combination

The aggregate merger consideration received by Legacy Ginkgo stockholders in connection with the Business Combination was approximately $15.8 billion, which included shares of New Ginkgo Class A common stock and New Ginkgo Class B common stock, in each case, valued at $10.00 per share to the Legacy Ginkgo stockholders. The shares of New Ginkgo Class B common stock have the same economic terms as the shares of New Ginkgo Class A common stock, except that the shares of New Ginkgo Class A common stock have 1 vote per share and the shares of New Ginkgo Class B common stock have 10 votes per share. Generally, the outstanding shares of New Ginkgo Class B common stock will convert to shares of New Ginkgo Class A common stock when the holder thereof ceases to be a director or employee of New Ginkgo or upon transfer to a person who is not a director or employee of New Ginkgo. The Merger Agreement also contemplates that the holders of Legacy Ginkgo common stock, Legacy Ginkgo options, Legacy Ginkgo restricted stock awards, Legacy Ginkgo restricted stock unit awards, and Legacy Ginkgo preferred warrants outstanding immediately prior to the effective time of the Business Combination are collectively entitled to receive up to approximately 188,672,226 earn-out shares of New Ginkgo common stock, which are divided into four equal tranches subject to vesting terms during the five-year period following the closing date of the Business Combination.

SRNG also obtained PIPE Investment commitments from certain investors for a private placement of 76,000,000 shares of SRNG Class A common stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $760.0 million.

Immediately prior to the Closing, the Sponsor held 42,975,000 SRNG Class B shares. As part of the Business Combination, SRNG Class B shares convert to New Ginkgo Class A common shares on a one to one basis, subject to a formula included in the Merger Agreement that considers SRNG shareholders’ redemption of SRNG Class A common stock in connection with the Business Combination. At the Closing, in accordance with the Merger Agreement, the Sponsor forfeited 11.5 million common shares, received 14.7 million common shares, and placed 16.7 million common shares into escrow, based on $867.3 million in redemptions. The New Ginkgo Class A common shares placed into escrow are divided into four equal tranches and are subject to vesting terms during the five-year period following the closing date of the Business Combination.

At the Closing, the Sponsor also forfeited 10% of the private placement warrants it held immediately prior to the Closing and waived any anti-dilution right pursuant to the organizational documents of SRNG. This resulted in the Sponsor forfeiting 1.9 million private placement warrants.

The following summarizes the pro forma shares of New Ginkgo Class A common stock and New Ginkgo Class B common stock outstanding at the Closing:

	Shares(1)%
SRNG public stockholders	85,774,688	4.9%
SRNG sponsor and director stockholders	14,853,765	0.9%

Total SRNG(3)	100,628,453	5.8%
Ginkgo Class A Common Stock	1,014,921,949	57.9%
Ginkgo Class B Common Stock	560,429,185	32.0%

Total Legacy Ginkgo(1)	1,575,351,134	89.9%
PIPE Investors(3)	76,000,000	4.3%

Total shares outstanding at close (excluding shares below)	1,751,979,587	100.0%
Legacy Ginkgo Earn-out Consideration(2)	188,672,226
Sponsor Earn-out Shares(3)	16,737,183
SRNG Shares Underlying Public and Private Warrants(3)	51,824,925

Total Shares at Closing (including shares above)	2,009,213,921

(1)

Total Ginkgo common stock above includes 21,199,465 shares of Class A common stock and 262,196,629 shares of Class B common stock underlying rollover equity instruments (i.e., restricted stock units and stock options). If excluded, total Class A common stock outstanding is 993,722,484 shares and total Class B common stock outstanding is 298,232,556 shares.

(2)

At the Closing, the Ginkgo Earn-out Consideration increased from an estimated 180.0 million shares to 188.7 million shares based on the terms of the Merger Agreement. The 188,672,226 shares of Ginkgo Earn-out Consideration includes 121,784,789 shares of New Ginkgo Class A common stock and 66,887,437 shares of New Ginkgo Class B common stock.

(3)	Represents New Ginkgo Class A common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

			As of June 30, 2021
	Legacy Ginkgo (Historical)	SRNG (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$235,893	$38	$1,725,000	(a	)	$1,726,734
			760,000	(b	)
			(26,942)	(c	)
			(75,003)	(d	)
			(867,253)	(h	)
			(24,999)	(i	)
Accounts receivable, net	19,583	—	—			19,583
Accounts receivable, net from related parties	8,802	—	—			8,802
Inventory, net	2,716	—	—			2,716
Prepaid expenses and other current assets	17,072	929	—			18,001

Total current assets	284,066	967	1,490,803			1,775,836
Cash held in trust account	—	1,725,021	(21)	(a	)	—
			(1,725,000)	(a	)
Property and equipment, net	145,884	—	—			145,884
Investments	64,912	—	—			64,912
Equity method investments	45,214	—	—			45,214
Intangible assets, net	3,020	—	—			3,020
Goodwill	1,857	—	—			1,857
Loans receivable, net of current portion	16,653	—	—			16,653
Other non-current assets	25,439	—	—			25,439

Total assets	$587,045	$1,725,988	$(234,218)			$2,078,815

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,767	$—	$—			$2,767
Accounts payable and accrued expenses	—	4,057	(4,057)	(d	)	—
Accrued expenses and other current liabilities	47,024	—	1,228	(d	)	48,252
Deferred revenue	31,300	—	—			31,300
Promissory Note—Related Party	—	—	—			—
Advance from sponsor	—	632	(632)	(d	)	—

Total current liabilities	81,091	4,689	(3,461)			82,319

Non-current liabilities
Deferred underwriting compensation	—	60,375	(60,375)	(c	)	—
Deferred rent, net of current portion	13,592	—	—			13,592
Deferred revenue, net of current portion	115,403	—	—			115,403
Lease financing obligation	16,358	—	—			16,358
Warrant Liabilities	—	189,888	—			189,888
Other non-current liabilities	4,815	—	—			4,815

Total liabilities	231,259	254,952	(63,836)			422,375

			As of June 30, 2021
	Legacy Ginkgo (Historical)	SRNG (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Commitments and contingencies:
Class A common stock subject to possible redemption	—	1,466,036	(1,466,036)	(e	)	—
Stockholders’ Equity
Class A ordinary shares, $0.0001 par value	—	3	8	(b	)	120
			15	(e	)
			4	(f	)
			99	(j	)
			(9)	(h	)
Class B ordinary shares, $0.0001 par value	—	4	(4)	(f	)	56
			56	(j	)
Series B convertible preferred stock, $0.01 par value	41	—	(41)	(j	)	—
Series C convertible preferred stock, $0.01 par value	47	—	(47)	(j	)	—
Series D convertible preferred stock, $0.01 par value	61	—	(61)	(j	)	—
Series E convertible preferred stock, $0.01 par value	35	—	(35)	(j	)	—
Common stock, $0.01 par value	79	—	(1)	(i	)	—
			(78)	(j	)
Additional paid in capital	943,967	105,992	(21)	(a	)	2,250,309
			759,992	(b	)
			33,433	(c	)
			(65,941)	(d	)
			1,466,021	(e	)
			(100,999)	(g	)
			(867,244)	(h	)
			(24,998)	(i	)
			107	(j	)
Accumulated deficit	(595,388)	(100,999)	100,999	(g	)	(600,989)
			(5,601)	(d	)

Total Ginkgo Bioworks, Inc. stockholders’ equity	348,842	5,000	1,295,654			1,649,496
Non-controlling interest	6,944	—	—			6,944

Total stockholders’ equity	355,786	5,000	1,295,654			1,656,440

Total Liabilities and Stockholders’ Equity	$587,045	$1,725,988	$(234,218)			$2,078,815

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

			Six Months Ended June 30, 2021
	Legacy Ginkgo (Historical)	SRNG (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Foundry revenue	$44,096	$—	$—			$44,096
Biosecurity revenue
Product	6,130	—	—			6,130
Service	37,507	—	—			37,507

Total revenue	87,733	—	—			87,733

Costs and operating expenses
Cost of Biosecurity product revenue	11,755	—	—			11,755
Cost of Biosecurity service revenue	29,055	—	—			29,055
Research and development	111,616	—	—			111,616
General and administrative	52,367	5,606	—			57,973

Total operating expenses	204,793	5,606	—			210,399

Loss from operations	(117,060)	(5,606)	—			(122,666)

Other income (expense), net:
Interest income	220	—	—			220
Interest expense	(1,173)	—	—			(1,173)
Loss on equity method investments	(22,001)	—	—			(22,001)
Gain on investments	4,408	—	—			4,408
Change in fair value of warrant liabilities	—	(92,013)	—			(92,013)
Offering costs related to warrant liabilities	—	(3,520)	(5,601)	(bb	)	(9,121)
Net gain from investments held in trust account	—	145	(145)	(dd	)	—
Other expense, net	5,774	—	—			5,774

Total other income (expense), net	(12,772)	(95,388)	(5,746)			(113,906)

Loss before income taxes	(129,832)	(100,994)	(5,746)			(236,572)

Income tax (benefit) provision	(590)	—	(75)	(cc	)	(665)

Net loss and comprehensive loss	(129,242)	(100,994)	(5,671)			(235,907)

Net loss and comprehensive loss attributable to non-controlling interest	(1,732)	—	—			(1,732)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(127,510)	$(100,994)	$(5,671)			$(234,175)

Net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders, basic and diluted	$(16.12)
Weighted average common shares outstanding, basic and diluted	7,907,771
Pro forma weighted average common stock outstanding—Class A Common Stock		172,500,000				1,191,550,402
Net loss per Class A Common Stock—basic and diluted		$—				$(0.13)
Pro forma weighted average common stock outstanding—Class B Common Stock		41,353,591				560,429,185
Net loss per Class B Common Stock—basic and diluted		$(2.45)				$(0.13)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

						For the Year Ended December 31, 2020
	Legacy Ginkgo (Historical)	SNRG (Historical)	IPO Consummation			Transaction Accounting Adjustments			Pro Forma Combined
			(aa)
Foundry revenue	$59,221	$—	$—			$—			$59,221
Biosecurity revenue
Product	8,707	—	—			—			8,707
Service	8,729	—	—			—			8,729

Total revenue	76,657	—	—			—			76,657

Costs and operating expenses
Cost of Biosecurity product revenue	6,705	—	—			—			6,705
Cost of Biosecurity service revenue	8,906	—	—			—			8,906
Research and development	159,767	—	—			—			159,767
General and administrative	38,306	5	—			—			38,311

Total operating expenses	213,684	5	—			—			213,689

Loss from operations	(137,027)	(5)	—			—			(137,032)

Other income (expense), net:
Interest income	2,582	—	—			—			2,582
Interest expense	(2,385)	—	—			—			(2,385)
Loss on equity method investments	(3,059)	—	—			—			(3,059)
Loss on investments	(1,070)	—	—			—			(1,070)
Excess fair value over cash proceeds for Private Placement Warrants			(9,817)	(aa	)	—			(9,817)
Warrant related issuance and deal costs			(3,520)	(aa	)	(3,386)	(bb	)	(6,906)
Other income, net	16,125	—	—			—			16,125

Total other income (expense), net	12,193	—	(13,338)			(3,386)			(4,531)

Loss before provision for income taxes	(124,834)	(5)	(13,338)			(3,386)			(141,563)

Provision for income taxes	1,889	—	—			(51)	(cc	)	1,838

Net loss and comprehensive loss	(126,723)	(5)	(13,338)			(3,335)			(143,401)

Net loss and comprehensive loss attributable to non-controlling interest	(114)	—	—			—			(114)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(126,609)	$(5)	$(13,338)			$(3,335)			$(143,287)

Net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders, basic and diluted	$(16.18)
Weighted average common shares outstanding, basic and diluted	7,824,465
Pro forma weighted average common stock outstanding—Class A Common Stock									1,191,550,402
Net loss per Class A Common Stock—basic and diluted									$(0.08)
Pro forma weighted average common stock outstanding—Class B Common Stock									560,429,185
Net loss per Class B Common Stock—basic and diluted									$(0.08)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the SRNG and Legacy Ginkgo historical financial statements (“Transaction Accounting Adjustments”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. All periods are presented on the basis of Legacy Ginkgo as the accounting acquirer.

The modification of Legacy Ginkgo’s equity awards is subject to New Ginkgo Board approval; as such, the unaudited pro forma condensed combined financial information does not reflect this adjustment as the board approval has not yet occurred.

There were no intercompany balances or transactions between SRNG and Legacy Ginkgo as of June 30, 2021 and for the year ended December 31, 2020 and the six months ended June 30, 2021. Accordingly, no pro forma adjustments were required to eliminate the activities between SRNG and Legacy Ginkgo.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had SRNG and Legacy Ginkgo filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	SRNG’s unaudited consolidated balance sheet as of June 30, 2021 and the related notes incorporated by reference in this Current Report on Form 8-K; and

•	Legacy Ginkgo’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes attached to this Current Report on Form 8-K as Exhibit 99.1.

The unaudited pro forma condensed combined statement of operations for the six months six ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	SRNG’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes incorporated by reference in this Current Report on Form 8-K; and

•	Legacy Ginkgo’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2021 and the related notes attached to this Current Report on Form 8-K as Exhibit 99.1.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

SRNG’s audited statement of operations for the period from October 22, 2020 (date of inception) through December 31, 2020 and the related notes included in the Proxy and incorporated by reference in this Current Report on Form 8-K; and

•	Legacy Ginkgo’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes included in and incorporated by reference in this Current Report on Form 8-K.

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that New Ginkgo would have achieved had SRNG and Legacy Ginkgo been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that New Ginkgo may achieve. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with New Ginkgo.

2. Accounting Policies

After the consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Ginkgo. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)

Reflects the reclassification of $1,725.0 million of cash held in the Trust Account that becomes available to consummate the Business Combination prior to the redemptions described in adjustment h below

b)	Reflects the proceeds of $760.0 million from the issuance and sale of 76,000,000 shares of SRNG Class A common stock at $10.00 per share in the PIPE Investment

c)	Reflects the settlement of $60.4 million of SRNG’s deferred underwriters’ fees, of which $26.9 million was paid in cash and the remainder was waived

d)

Reflects the payment of the remaining $75.0 million of estimated transaction costs ($26.9 million of the total $105.9 million of estimated transaction costs is explained in adjustment c above, $1.2 million is unpaid and accrued as a current liability, and the remaining $2.8 million was paid prior to Closing). Of the $75.0 million of estimated transaction costs, $4.7 million was accrued as of June 30, 2021, $64.7 million is capitalized against APIC (other $1.2 million capitalized against APIC relates to costs that are unpaid and accrued at the Closing) and $5.6 million of estimated costs are not eligible to be capitalized, which have been expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet. Amounts capitalized and expensed to be finalized post-close.

e)	Reflects the reclassification of SRNG Class A ordinary shares subject to possible redemption to permanent equity

f)	Reflects the reclassification of Founder Shares from Class B common stock to Class A common stock at the Closing

g)	Reflects the elimination of SRNG historical accumulated deficit

h)	Represents the redemption of 86.7 million shares of SRNG Class A ordinary shares for $867.3 million allocated to Class A ordinary shares and additional paid-in capital using par value of

$0.0001 per share and at a redemption price of $10.00 per share (based on the fair value of the cash and investments held in the Trust Account of $1,725.0 million).

i)

Represents the $25.0 million share repurchase by Legacy Ginkgo that occurred prior to the closing of the Business Combination. Legacy Ginkgo repurchased shares of common stock valued at approximately $5 million from each of Jason Kelly, Reshma Shetty, Austin Che, Bartholomew Canton and Thomas Knight.

j)

Reflects the recapitalization of Legacy Ginkgo’s equity and issuance of 1,575.4 million shares of common stock at $0.0001 par value in connection with the Business Combination (1,014.9 million and 560.4 million is Class A common stock and Class B common stock, respectively). Shares outstanding includes shares for Legacy Ginkgo’s outstanding common stock, restricted stock awards, restricted stock units and options. Shares underlying rollover equity interests (i.e., restricted stock units and stock options) subject to further vesting and exercise terms are included as shown in the capitalization table herein. Their inclusion does not have a material effect on the unaudited proforma condensed combined balance sheet.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

aa)

Reflects the adjustment for the excess fair value over cash proceeds received for the private placement warrants that were issued in conjunction with the consummation of SRNG’s public offering on February 26, 2021 along with the allocation of IPO transaction costs to the warrants

bb)

Reflects the portion of estimated transaction costs for the Business Combination not eligible for capitalization. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. Amounts to be finalized post-close. This is a non-recurring item

cc)

Reflects income tax effect of pro forma adjustments using the estimated effective tax rate of 1.3% and 1.5% for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. In its historical periods, Legacy Ginkgo concluded that it is more likely than not that it will not recognize the full benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue after the close date of the Business Combination and as such, the effective tax rate for each period is reflected

dd)	Reflects the elimination of interest income earned on the SRNG Trust Account

4. Net Loss per Share

Represents the net loss per share, assuming the Business Combination occurred on January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. New Ginkgo Class A common stock and New Ginkgo Class B common stock have the same dividend participation rights and economic terms. As a result, the unaudited pro forma condensed combined financial statements follow the two-class method when computing net loss per share.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2021 and the year ended December 31, 2020 (in thousands, except share and per share data):

	Six months ended June 30, 2021	Year ended December 31, 2020
(in thousands, except share and per share data)	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	$(234,175)	$(143,287)
Pro forma net loss attributable to Class A Common Stock	$(159,266)	$(97,452)
Pro forma net loss attributable to Class B Common Stock	$(74,909)	$(45,835)
Pro forma weighted average common stock outstanding—Class A Common Stock	1,191,550,402	1,191,550,402
Pro forma weighted average common stock outstanding—Class B Common Stock	560,429,185	560,429,185
Basic and diluted net loss per share of Class A Common Stock	$(0.13)	$(0.08)
Basic and diluted net loss per share of Class B Common Stock	$(0.13)	$(0.08)
Pro forma weighted average shares outstanding—basic and diluted
SRNG public stockholders	85,774,688	85,774,688
SRNG sponsor stockholders	14,853,765	14,853,765

Total SRNG	100,628,453	100,628,453
Ginkgo Class A Common Stock	1,014,921,949	1,014,921,949
Ginkgo Class B Common Stock	560,429,185	560,429,185

Total Ginkgo(3)	1,575,351,134	1,575,351,134
PIPE investors	76,000,000	76,000,000

Pro forma weighted average shares outstanding—basic and diluted(1)(2)	1,751,979,587	1,751,979,587

(1)

For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and warrants sold in the private placement are exchanged for 51.8 million shares of New Ginkgo Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of basic or diluted loss per share.

(2)

Excludes 188.7 million and 16.7 million Earnout Shares for Legacy Ginkgo and SRNG, respectively as these are not participating securities (shares cannot be used to vote and dividends are forfeitable if the Earnout terms are not met) and result in anti-dilution.

(3)

Total Ginkgo shares above includes 21,199,465 shares of Class A common stock and 262,196,629 shares of Class B common stock underlying rollover equity instruments (i.e., restricted stock units and stock options). If excluded, total Class A common stock outstanding is 993,722,484 and Class B common stock outstanding is 298,232,556. With the rollover equity shares excluded, basic and diluted loss per share would be $(0.16) and $(0.16) for the six months ended June 30, 2021 for New Ginkgo Class A common stock and New Ginkgo Class B common stock, respectively. With the rollover equity shares excluded, basic and diluted loss per share would be $(0.10) and $(0.10) for the year ended December 31, 2020 for New Ginkgo Class A common stock and New Ginkgo Class B common stock, respectively.